UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2017

SPECIAL DIVERSIFIED OPPORTUNITIES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36696	56-1581761
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

1521 Concord Pike, Suite 301, Wilmington, DE	19803
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 824-7062

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

The information provided in Item 3.03 below is hereby incorporated herein by reference.

Item 3.03	Material Modifications to Rights of Security Holders.

Special Diversified Opportunities Inc. (the “Company”) is a party to that certain Section 382 Rights Agreement, dated as of April 28, 2016 (the “Section 382 Rights Agreement”), by and between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Agent”).

The “Final Expiration Date,” as defined in the Section 382 Rights Agreement is, April 27, 2017, at which time the Section 382 Rights Agreement and the Rights (as defined therein) shall expire in accordance with the terms of the Section 382 Rights Agreement. On April 13, 2017, the Board of Directors of the Company approved an amendment (the “Amendment”) to the Section 382 Rights Agreement to amend the definition of “Final Expiration Date” such that it shall be for all purposes October 27, 2017. The Company and the Agent entered into the Amendment on April 17, 2017.

Except for the change to the Final Expiration Date, the Amendment makes no other changes to the Section 382 Rights Agreement.

This summary description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

4.1	Amendment to Section 382 Rights Agreement, dated as of April 17, 2017, between Special Diversified Opportunities Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECIAL DIVERSIFIED OPPORTUNITIES INC.

Date: April 21, 2017	By:	/s/ Kevin J. Bratton
Name: Kevin J. Bratton
Title: Chief Financial Officer

EXHIBIT LIST

Exhibit No.	Exhibit Title
4.1	Section 382 Rights Agreement, dated as of April 17, 2017, between Special Diversified Opportunities Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent.